                                                                   EXHIBIT 5

                   [Simpson Thacher & Bartlett LLP Letterhead]

                                                           November 12, 2004

L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016

Ladies and Gentlemen:

         We have acted as counsel to L-3 Communications Holdings, Inc., a
Delaware corporation (the "Company"), in connection with the Registration
Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities
Act of 1933, as amended (the "Act"), relating to the registration by the Company of 12,500,000 shares of Common Stock, par value $0.01 per share (the "Shares")
to be acquired by Company employees under the Company's 1999 Long Term
Performance Plan (the "1999 Plan").

         We have examined the Registration Statement, the 1999 Plan and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

         In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares to be issued by the Company pursuant to the

1999 Plan have been duly authorized and upon their issuance and delivery in accordance with the 1999 Plan, the Shares will be validly issued, fully paid and nonassessable.

         We do not express any opinion herein concerning any law other than the
Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                               Very truly yours,

                               /s/ Simpson Thacher & Bartlett LLP

                               SIMPSON THACHER & BARTLETT LLP